UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2007
New Brunswick Scientific Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-6994	22-1630072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4005
44 Talmadge Road
Edison, New Jersey	08818-4005

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 287-1200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On July 10, 2007, New Brunswick Scientific Co., Inc., a New Jersey corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eppendorf Incorporated, a Delaware corporation (“Eppendorf”) and wholly-owned subsidiary of Eppendorf AG, a German company, and Edison Merger Corp., a New Jersey corporation and wholly owned direct subsidiary of Eppendorf (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and wholly owned direct subsidiary of Eppendorf (the “Merger”).
     Under the terms of the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $11.50 in cash, without interest.
     At the effective time of the Merger, each outstanding option to purchase common stock of the Company will be cancelled and the holders will receive $11.50 in cash, minus the exercise price required to be paid to acquire the underlying share of common stock, net of applicable withholding taxes.
     The Company has made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “no shop” restriction on the Company’s ability to solicit third party proposals, provide information and engage in discussions and negotiations with unsolicited third parties. The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the Merger Agreement that the Board of Directors determines in good faith, following consultation with its legal and financial advisors, are reasonably likely to result in a “Superior Proposal,” as defined in the Merger Agreement.
     The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith, after consultation with its legal and financial advisors, that it has received a Superior Proposal and that it is required to terminate the Merger Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination the Company must pay a termination fee of $3,000,000 to Eppendorf plus expenses up to $250,000.
     Consummation of the Merger is subject to various conditions, including approval of the Merger by the Company’s shareholders, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of other required regulatory approvals and other customary closing conditions. The parties presently anticipate closing the transaction during the third quarter of 2007.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.
     The Board of Directors engaged CBIZ Valuation Group, LLC (“CBIZ”) to serve as financial advisor. CBIZ delivered an opinion to the Board of Directors, dated as of July 10, 2007, to the effect that, as of the date of the opinion, and based upon and subject to the matters described therein, the merger consideration to be received by holders of the Company’s common stock was fair, from a financial point of view, to such holders.
     In addition, concurrent with the execution of the Merger Agreement, as a condition and inducement to Eppendorf’s willingness to enter into the Merger Agreement and consummate the Merger, certain officers and directors of the Company and some of their family members entered into a shareholder agreement with Eppendorf pursuant to which, among others, they will agree to vote in favor of the Merger. The shareholders who are parties the shareholders agreement are the beneficial owners of approximately 26% of the currently outstanding shares of the Company.
     On July 11, 2007, the Company and Eppendorf issued a joint press release announcing that the Company had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Eppendorf or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Eppendorf, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Information
     In connection with the proposed Merger, the Company will prepare a proxy statement for the Company’s shareholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about the Company, the proposed Merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT

INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov ) or, without charge, from the Company’s website at www.nbsc.com or by directing such request to New Brunswick Scientific Co., Inc., P.O. Box 4005, Edison, New Jersey, Attention: Investor Relations.
     The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.
Item 3.03. Material Modification of Rights of Securityholders.
     On July 10, 2007, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved an Amendment (the “Amendment”) to the Rights Agreement, dated October 31, 1999 between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”). The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Merger Agreement, any voting agreement executed in connection therewith and the transactions contemplated thereby. In addition, the Amendment provides that neither Eppendorf, Merger Sub, nor any of their affiliates will become an “Acquiring Person” or a “Beneficial Owner” (as such terms are defined in the Rights Agreement), and a Distribution Date (as such term is defined in the Rights Agreement) shall not be deemed to have occurred, as a result of the announcement of the Merger, the execution of the Merger Agreement, the execution of any voting agreement in connection with the Merger or the consummation of the Merger or of the other transactions contemplated by the Merger Agreement. The Amendment also provides that the Rights Agreement shall terminate at the effective time of the Merger.
     The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
2.1	Agreement and Plan of Merger, dated as of July 10, 2007, among Eppendorf Incorporated, Edison Merger Corp. and New Brunswick Scientific Co., Inc.*

4.1	Amendment to Rights Agreement, dated as of July 10, 2007, among New Brunswick Scientific Co., Inc. and American Stock Transfer & Trust Company.

99.1	Joint press release, dated July 11, 2007, of Eppendorf Incorporated and New Brunswick Scientific Co., Inc. regarding execution of the Agreement and Plan of Merger.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW BRUNSWICK SCIENTIFIC CO., INC.

Date: July 11, 2007	By:	/s/ THOMAS BOCCHINO

		Name:	Thomas Bocchino
		Title:	Vice President Finance and Chief Financial Officer